Exhibit 10.1

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (this “Agreement”) is made and entered into as of November 9, 2016, by and among FAMOUS DAVE’S OF AMERICA, INC., a Minnesota corporation, D&D OF MINNESOTA, INC., a Minnesota corporation, LAKE & HENNEPIN BBQ AND BLUES, INC., a Minnesota corporation, FAMOUS DAVE’S RIBS, INC., a Minnesota corporation, FAMOUS DAVE’S RIBS-U, INC., a Minnesota corporation, and FAMOUS DAVE’S RIBS OF MARYLAND, INC., a Minnesota corporation (each individually a “Borrower” and collectively, the “Borrowers”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders under the Credit Agreement (as hereinafter defined) (in such capacity, the “Administrative Agent”), and the Lenders (as hereinafter defined).

RECITALS

A. The Borrowers, certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Third Amended and Restated Credit Agreement, dated as of May 8, 2015 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement, as amended hereby) and the other Loan Documents executed in connection therewith.

B. The Borrowers have informed the Administrative Agent that they have failed to comply with (i) the Adjusted Leverage Ratio financial covenant under Section 14.01 of the Credit Agreement as of the fiscal quarter ended October 2, 2016 (the “Adjusted Leverage Ratio Event of Default”) and (ii) the Minimum Consolidated EBITDA financial covenant under Section 14.05 of the Credit Agreement as of the fiscal quarter ended October 2, 2016 (the “EBITDA Event of Default”, together with the Adjusted Leverage Ratio Event of Default, collectively, the “Acknowledged Events of Default”)

C. The Borrowers have requested that the Administrative Agent and the Lenders forbear from exercising their rights and remedies under the Credit Agreement and the other Loan Documents as a result of the Acknowledged Events of Default during the Forbearance Period (as defined below).

D. The Administrative Agent and the Lenders have agreed to do so, but only pursuant to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Estoppel, Acknowledgement and Reaffirmation. Each of the Borrowers hereby acknowledges and agrees that, as of November 7, 2016, (a) the outstanding principal amount of (i) the Total Converted Term Loan Outstandings was not less than $8,041,516.00 and (ii) Total Revolving Credit Loan Outstandings was not less than $2,450,000.00 and (b) the aggregate amount of Related Treasury Management Obligations was not less than $16,909.20, which amounts constitute valid and subsisting obligations of the Borrowers to the Lenders that are not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind. Each of the Borrowers hereby acknowledges its obligations under the Credit Agreement and the other Loan Documents, reaffirms that each of the Liens and security interests created and granted in or pursuant to the Loan Documents is valid and subsisting and agrees that this Agreement shall in no manner impair or otherwise adversely affect such obligations, Liens or security interests.

2. Forbearance. Subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders shall, during the Forbearance Period (as defined below), forbear from exercising any and all rights and remedies available to the Administrative Agent and the Lenders under the Loan Documents and applicable law, but only to the extent that such rights and remedies arise exclusively as a result of the existence of the Acknowledged Events of Default; provided, however, that the Administrative Agent and the Lenders shall be free to exercise any or all of their rights and remedies arising on account of the Acknowledged Events of Default at any time upon or after the occurrence of a Forbearance Termination Event (as defined below).

3. Forbearance Termination Events. Nothing set forth herein or contemplated hereby is intended to constitute an agreement by the Administrative Agent or the Lenders to forbear from exercising any of the rights available to the Administrative Agent or the Lenders under the Loan Documents or Requirements of Law (all of which rights and remedies are hereby expressly reserved by the Administrative Agent and the Lenders) upon or after the occurrence of a Forbearance Termination Event. As used herein, a “Forbearance Termination Event” shall mean the earliest of the following to occur: (a) any Default or Event of Default under the Credit Agreement or any other Loan Document other than the Acknowledged Events of Default, (b) any breach by the Borrowers of any representation, obligation, agreement or covenant under this Agreement and (c) December 9, 2016. The period from the date hereof to (but excluding) the earliest date that a Forbearance Termination Event occurs shall be referred to as the “Forbearance Period”.

4. Payment of Fees and Expenses. The Borrowers shall reimburse the Administrative Agent and the Lenders for all fees and expenses of the Administrative Agent and the Lenders (including without limitation, all fees and expenses of counsel to the Administrative Agent) incurred in connection with the Loan Documents, including without limitation this Agreement.

5. Effectiveness; Conditions Precedent. This Agreement shall become effective as of the date hereof (the “Effective Date”) upon receipt by the Administrative Agent of counterparts to this Agreement duly executed by the Borrowers, the Administrative Agent and the Lenders.

6. Incorporation of Agreement. Except as specifically modified herein, the terms of the Credit Agreement and the other Loan Documents shall remain in full force and effect. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement or the other Loan Documents, or constitute a waiver or amendment of any provision of the Credit Agreement or the other Loan Documents, except as expressly set forth herein. The breach of any provision or representation under this Agreement shall constitute an immediate Event of Default under the Credit Agreement, and this Agreement shall constitute a Loan Document.

7. Representations and Warranties. Each of the Borrowers represent and warrant to the Administrative Agent as follows:

(a) No Default Event of Default exists under the Loan Documents on and as of the Effective Date other than the Acknowledged Events of Default.

(b) After giving effect to this Agreement, the representations and warranties of the Borrowers contained in the Loan Documents are true, accurate and complete on and as of the Effective Date to the same extent as though made on and as of such date except to the extent such representations and warranties specifically relate to an earlier date.

(c) Each of the Borrowers has the full power and authority to enter, execute and deliver this Agreement and perform its obligations hereunder, under the Credit Agreement, and under each of the Loan Documents. The execution, delivery and performance by each of the Borrowers of this Agreement, and the performance by each of the Borrowers of the Credit Agreement and each other Loan Document to which it is a party, in each case, are within such Person’s powers and have been authorized by all necessary corporate, limited liability or partnership action of such Person.

(d) This Agreement has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(e) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Agreement.

(f) The execution and delivery of this Agreement does not (i) violate, contravene or conflict with any provision of its organization documents or (ii) materially violate, contravene or conflict with any laws applicable to it or any of its Subsidiaries.

(g) The Obligations are not reduced or modified by this Agreement and are not subject to any offsets, defenses or counterclaims.

8. Release. In consideration of the Administrative Agent’s and the Lenders’ willingness to enter into this Agreement, each of the Borrowers hereby releases and forever discharges the Administrative Agent, the Lenders and each of their respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives and affiliates (hereinafter, all of the above collectively referred to as the “Lender Group”) from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any of the Borrowers may have or claim to have against any member of the Lender Group.

9. No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns. No other Person shall have or be entitled to assert rights or benefits under this Agreement.

10. Entirety. This Agreement and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof. This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

11. Counterparts; Electronic Delivery. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Agreement by facsimile or other electronic means shall be effective as an original.

12. No Actions, Claim. As of the date hereof, each of the Borrowers hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or any of their respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under this Agreement or the Loan Documents on or prior to the date hereof.

13. Governing Law. This Agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

14. Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, services of process and waiver of jury trial provisions set forth in the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

15. Further Assurances. Each of the parties hereto agrees to execute and deliver, or to cause to be executed and delivered, all such instruments as may reasonably be requested to effectuate the intent and purposes, and to carry out the terms, of this Agreement.

16. Miscellaneous.

(a) Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(b) Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under Requirements of Law, but if any provision of this Agreement shall be prohibited by or invalid under Requirements of Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(c) Except as otherwise provided in this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any Loan Document, the provision contained in this Agreement shall govern and control.

(d) This Agreement may not be amended or otherwise modified, waived or supplemented.

(e) The interpretive provisions of Section 1.02 to the Credit Agreement are hereby incorporated by reference, mutadis mutandis.

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

FAMOUS DAVE’S OF AMERICA, INC., a Minnesota corporation

By:	/s/ John P. Beckman
Name: John P. Beckman
Title: VP Chief Accounting Officer

D&D OF MINNESOTA, INC., a Minnesota corporation

By:	/s/ John P. Beckman
Name: John P. Beckman
Title: President

LAKE & HENNEPIN BBQ AND BLUES, INC., a Minnesota corporation

By:	/s/ John P. Beckman
Name: John P. Beckman
Title: President

FAMOUS DAVE’S RIBS, INC., a Minnesota corporation

By:	/s/ John P. Beckman
Name: John P. Beckman
Title: President

FAMOUS DAVE’S RIBS-U, INC., a Minnesota corporation

By:	/s/ John P. Beckman
Name: John P. Beckman
Title: President

FAMOUS DAVE’S RIBS OF MARYLAND, INC., a Minnesota corporation

By:	/s/ John P. Beckman
Name: John P. Beckman
Title: President

Famous Dave’s

Forbearance Agreement (November 2016)

AGENTS AND LENDERS:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, L/C Issuer and Lender

	By:	/s/ Reginald T. Dawson
Name: Reginald T. Dawson
Title: Senior Vice President

Famous Dave’s

Forbearance Agreement (November 2016)